Exhibit 10.2
REVOLVING CREDIT NOTE

$75,000,000.00        Worcester, Massachusetts
        March 25, 2020

FOR VALUE RECEIVED, the undersigned, IPG PHOTONICS CORPORATION, a Delaware corporation with a principal place of business at 50 Old Webster Road, Oxford, Massachusetts 01540 (the “Borrower”) hereby promises to pay to

BANK OF AMERICA, N.A.,

a national banking association organized and existing under the laws of the United States of America (the “Bank”), OR ORDER, at its office at 100 Federal Street, Boston, Massachusetts 02110, or such other place as the Bank may from time to time specify in writing, the principal sum of

SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($75,000,000.00)

(or so much as may be outstanding from time to time) with interest on the unpaid principal until paid at the rates and in the manner hereinafter provided in lawful money of the United States of America in immediately available funds, without counterclaim or set-off and free and clear of, and without any deduction or withholding for, any taxes or other payments.

        This Revolving Credit Note restates in its entirety that certain Revolving Credit Note dated April 30, 2016, as amended, made by the Borrower to the order of the Bank in the face amount of $50,000,000.00.

This Revolving Credit Note is issued in conjunction with the Second Amended and Restated Loan Agreement by and between the Borrower and the Bank dated as of even date herewith (as may be amended from time to time, the “Agreement”), all the terms and conditions of which are incorporated herein by reference. No reference to the Agreement or to any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Revolving Credit Note as herein provided. An Event of Default under the Agreement shall also constitute an Event of Default hereunder. The occurrence of an Event of Default shall constitute a default (beyond any applicable grace or cure periods) under each of the other obligations of the Borrower to the Bank. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. “$” or “dollars” denotes lawful currency of the United States of America.

The unpaid principal of this Revolving Credit Note from time to time outstanding shall bear interest at the applicable rate per annum, at the Borrower’s written election from time to time and in accordance with the provisions of this Revolving Credit Note, as follows:

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(a) the LIBOR Rate (Adjusted Periodically) plus the Applicable Margin (calculated as set forth below) (a “LIBOR Rate Loan”);
(b) the Daily Floating LIBOR Rate plus the Applicable Margin (calculated as set forth below), fully floating (a “LIBOR Daily Floating Rate Loan”); or
(c) the Bank’s Base Rate plus the Applicable Margin (calculated as set forth below), fully floating (a “Base Rate Loan”).
The Applicable Margin will be based upon calculation by the Bank of Net Leverage, as follows:

Net Leverage	Applicable Margin - LIBOR Rate (Adjusted Periodically) and LIBOR Daily Floating Rate	Applicable Margin -Base Rate

less than 1.0 to 1.0  0.80%    0%

equal to or greater than
1.0 to 1.0, but less than
2.0 to 1.0   1.00%    0%

equal to or greater than
2.0 to 1.0   1.20%    0%

As used herein, the term “Net Leverage” shall have the meaning ascribed to such term in the Agreement. Net Leverage shall be measured as of the end of each fiscal quarter of the Borrower over a period comprised of the most recent prior four (4) fiscal quarters of the Borrower.

The Applicable Margin on Base Rate Loans, LIBOR Daily Floating Rate Loans and LIBOR Rate Loans shall be adjusted as of fifteen (15) Business Days after the earlier of (x) receipt and review by the Bank of Borrower’s compliance certificate as required under Section 5.01(B)(3) of the Agreement or (y) the date on which the financial covenants set forth in Section 5.01(F) of the Agreement are tested by the Bank. Such adjustments shall apply to Base Rate Loans and LIBOR Daily Floating Rate Loans effective immediately and to LIBOR Rate Loans made on or after the applicable date of the adjustment.

Notwithstanding anything else contained herein, if the LIBOR Rate (Adjusted Periodically) or the LIBOR Daily Floating Rate is less than three-quarters of one percent (0.75%), then such LIBOR Rate (Adjusted Periodically) or the LIBOR Daily Floating Rate shall be deemed to be three-quarters of one percent (.75%).

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Payment Schedule and Maturity Date. Prior to maturity, accrued and unpaid interest shall be calculated from and including the first (1st) calendar day of each month through and including the last calendar day of such month, and shall be due and payable in arrears on the first (1st) day of the succeeding calendar month commencing on May 1, 2020. The entire principal balance of this Revolving Credit Note then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other Loan Documents (as hereinafter defined), shall be due and payable in full on April 30, 2025 (the “Maturity Date”), the final maturity of this Revolving Credit Note.

Interest Rates. The Principal Debt from day to day outstanding which is not past due shall bear interest at a fluctuating rate per annum equal to as applicable:

(a)On Base Rate Principal and, on any day, the Base Rate, plus the Applicable Margin;

(b)On LIBOR Daily Floating Principal, on any day, the LIBOR Daily Floating Rate, plus the Applicable Margin; and

(c)On LIBOR Rate Principal, for the applicable Interest Period, the applicable LIBOR Rate, plus the Applicable Margin.

Interest Rate Elections.

(a) Subject to the conditions and limitations in this Revolving Credit Note, Borrower may by providing a Borrowing/Rollover/Conversion Notice to Lender:

        (i) Elect, for a new advance of funds, that such Principal Debt will be Base Rate Principal, LIBOR Daily Floating Principal, LIBOR Rate Principal or a combination thereof;

        (ii) Elect to convert, on a LIBOR Business Day, all or part of Base Rate Principal or LIBOR Daily Floating Principal into LIBOR Rate Principal;

        (iii) Elect to convert, on the last day of the Interest Period applicable thereto, all or part of any LIBOR Rate Principal into LIBOR Daily Floating Principal or Base Rate Principal; or

        (iv) Elect to continue, commencing on the last day of the Interest Period applicable thereto, any LIBOR Rate Principal.

If, for any reason, an effective election is not made in accordance with the terms and conditions of this Revolving Credit Note for any advance of Loan proceeds or for any LIBOR Rate Principal for which the corresponding Interest Period is expiring, or to convert Base Rate Principal or LIBOR Daily Floating Principal to LIBOR Rate Principal, then the sums in question

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will be Base Rate Principal until an effective LIBOR Rate Election is thereafter made for such sums.

(b) Each Borrowing/Rollover/Conversion Notice must be received by Lender not later than 10:00 a.m. on the applicable date as follows:

        (i) With respect to an advance of or conversion to Base Rate Principal, one (1) Business Day prior to the proposed date of advance or conversion; and

        (ii) With respect to an advance of, conversion to or continuation of LIBOR Rate Principal, three (3) LIBOR Business Days prior to the proposed date of advance, conversion or continuation.

Unless otherwise specified herein, no conversion from LIBOR Rate Principal may be made other than at the end of the corresponding Interest Period. Each Borrowing/Rollover/Conversion Notice shall stipulate: (A) the amount of the advance or of the Principal Debt to be converted or continued; (B) the nature of the proposed advance, conversion or continuation, which shall be either Base Rate Principal, LIBOR Daily Floating Principal, LIBOR Rate Principal or a combination thereof, and in the case of a conversion or continuation, the nature of the Principal Debt to be converted or continued; and (C) in the case of LIBOR Rate Principal, the proposed commencement date and duration of the Interest Period. All such notices shall be irrevocable once given and shall be deemed to have been given only when actually received by Lender in writing in a form specified by Lender.

General Conditions Precedent to LIBOR Rate Election. In addition to any other conditions herein, a LIBOR Rate Election shall not be permitted if:

(a) An Event of Default has occurred and has not been waived by Lender or a Default has occurred and is continuing; or

(b) After giving effect to the requested LIBOR Rate Election, the sum of all LIBOR Rate Principal plus all Base Rate Principal and LIBOR Daily Floating Principal would exceed the principal face amount of this Revolving Credit Note; or

(c) The requested LIBOR Rate Election would cause more than seven (7) LIBOR Rate Elections by Borrower to be in effect at any one time; or

(d) The amount of LIBOR Rate Principal requested in the LIBOR Rate Election is other than $50,000.00 or a larger integral multiple of $50,000.00; or

(e) The requested interest period does not conform to the definition of Interest Period herein; or

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Any of the circumstances referred to in the Illegality and Inability to Determine Rates provisions below shall apply with respect to the requested LIBOR Rate Election or the requested LIBOR Rate Principal.

Computations and Determinations. All computations of interest for Base Rate Principal shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Lender shall determine each interest rate applicable to the Principal Debt in accordance with this Revolving Credit Note and its determination thereof shall be conclusive in the absence of manifest error. The books and records of Lender shall be conclusive evidence, in the absence of manifest error, of all sums owing to Lender from time to time under this Revolving Credit Note, but the failure to record any such information shall not limit or affect the obligations of Borrower under the Loan Documents. Lender does not warrant, nor accept responsibility, nor shall Lender have any liability with respect to the administration, submission or any other matter related to the rates in the definitions of “Index Rate” or “LIBOR Daily Floating Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes. To the extent that any calculation of interest or any fee required to be paid hereunder shall be less than three-quarters of one percent (.75%), such rate shall be deemed to be three-quarters of one percent (.75%) for purposes of this Revolving Credit Note.

Illegality. If Lender determines that any Law has made it unlawful, or that any Governmental Authority (as defined below) has asserted it is unlawful, for Lender to make, maintain or fund Loan advances whose interest is determined by reference to the Index Rate or the LIBOR Daily Floating Rate, or any Governmental Authority has imposed material restrictions on the authority of Lender to purchase or sell, or to take deposits of, U.S. Dollars in the London interbank eurodollar market, then, upon notice thereof by Lender to Borrower, (a) any obligation of Lender to honor any LIBOR Rate Election or to continue any LIBOR Rate Principal or to convert Base Rate Principal to LIBOR Rate Principal shall be suspended, and (b) if such notice asserts the illegality of Lender providing or maintaining Base Rate Principal the interest rate on which is determined by reference to the LIBOR Daily Floating Rate component of the Base Rate, the interest rate on which Base Rate Principal shall, if necessary to avoid such illegality, be determined by Lender without reference to the LIBOR Daily Floating Rate component of the Base Rate, in each case until Lender notifies Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) Borrower shall, upon demand from Lender, prepay or, if applicable, convert all LIBOR Rate Principal to Base Rate Principal (the interest rate on which Base Rate Principal shall, if necessary to avoid such illegality, be determined by Lender without reference to the LIBOR Daily Floating Rate component of the Base Rate), either on the last day of the Interest Period therefor, if Lender may lawfully continue to maintain such LIBOR Rate Principal to such day, or immediately, if Lender may not lawfully continue to maintain such LIBOR Rate Principal, and (y) if such notice asserts the illegality of Lender determining or charging interest rates based upon LIBOR, Lender shall during the period of such suspension compute the Base Rate without reference to the LIBOR

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Daily Floating Rate component thereof until it is no longer illegal for Lender to determine or charge interest rates based upon LIBOR. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to the Prepayment provision below.

        Inability to Determine Rates.

(a) If in connection with any LIBOR Rate Election or a conversion to or continuation of any LIBOR Rate Principal, (i) Lender determines that (A) U.S. Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Rate Election or LIBOR Rate Principal, or (B) (x) adequate and reasonable means do not exist for determining the Index Rate for any requested Interest Period with respect to a proposed LIBOR Rate Advance or the LIBOR Daily Floating Rate in connection with any existing or proposed Base Rate Principal and (y) the circumstances described in section (a) of the LIBOR Successor Rate provision below do not apply (in each case with respect to this clause (i), “Impacted Advances”), or (ii) Lender determines that for any reason the LIBOR Rate for any LIBOR Rate Election does not adequately and fairly reflect the cost to Lender of funding the requested LIBOR Rate Advance, Lender will promptly so notify Borrower. Thereafter, (x) the obligation of Lender to make or maintain LIBOR Rate Advances shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Daily Floating Rate component of the Base Rate, the utilization of the LIBOR Daily Floating Rate component in determining the Base Rate shall be suspended, in each case until Lender revokes such notice. Upon receipt of such notice, Borrower may revoke any pending LIBOR Rate Election for a borrowing of, conversion to or continuation of LIBOR Rate Principal or, failing that, will be deemed to have converted such LIBOR Rate Election into a request for a Base Rate Advance in the amount specified therein.

(b) Notwithstanding the foregoing, if Lender has made the determination described in clause (i) of above (a), Lender, in consultation with Borrower, may establish an alternative interest rate for the Impacted Advances, in which case, such alternative rate of interest shall apply with respect to the Impacted Advances until (i) Lender revokes the notice delivered with respect to the Impacted Advances under clause (i) of the first sentence of section (a) of the Inability to Determine Rates provision above, (ii) Lender notifies Borrower that such alternative rate of interest does not adequately and fairly reflect the cost to Lender of funding the Impacted Advances, or (iii) Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Lender to make, maintain or fund Loan advances whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of Lender to do any of the foregoing and provides Borrower written notice thereof.

LIBOR Successor Rate. Notwithstanding anything to the contrary in this Revolving Credit Note or any other Loan Document, if Lender determines (which determination shall be conclusive absent manifest error), or Borrower notifies Lender that Borrower has determined, that:

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(a)adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(b)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over Lender has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Lender, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(c)bilateral portfolio commercial loans currently being executed, or that include language similar to that contained in the LIBOR Successor Rate and Illegality provisions of this Revolving Credit Note, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by Lender, or receipt by Lender of such notice, as applicable, Lender and Borrower may amend this Revolving Credit Note solely for the purpose of replacing LIBOR in accordance with this LIBOR Successor Rate provision with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. Dollar denominated bilateral portfolio commercial property loans for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. Dollar denominated bilateral portfolio commercial loans for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Lender from time to time in its reasonable discretion and may be periodically updated (any such proposed rate, a “LIBOR Successor Rate”). Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Lender, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by Lender.

If no LIBOR Successor Rate has been determined and the circumstances under Subsection (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), Lender will promptly so notify Borrower. Thereafter, (i) the obligation of Lender to honor LIBOR Rate Elections and to maintain LIBOR Rate Principal shall be suspended (to the extent of the affected LIBOR Rate Principal or Interest Periods), and (ii) the LIBOR Daily Floating Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, Borrower may revoke any pending LIBOR Rate Election for a borrowing of, conversion to or continuation of LIBOR Rate Principal or, failing that, will be deemed to have converted such LIBOR Rate Election into a request for Base Rate Principal (subject to the foregoing clause (ii)) in the amount specified therein.

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Notwithstanding anything else contained herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than three-quarters of one percent (.75%) for purposes of this Revolving Credit Note.

In connection with the implementation of a LIBOR Successor Rate, Lender will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Revolving Credit Note.

Additional Defined Terms. In addition to other terms defined herein, as used herein the following terms shall have the meanings indicated, unless the context otherwise requires:

“Adjusted LIBOR Rate” means the rate equal to the quotient obtained by dividing (a) the applicable Index Rate by (b) 1.00 minus the LIBOR Reserve Percentage.

“Base Rate” means, on any day, a fluctuating rate per annum equal to the Base Rate Margin plus the highest of: (a) the Federal Funds Rate for that day plus ½ of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Lender as its “Prime Rate,” or (c) the LIBOR Daily Floating Rate for that day plus 1.00%. If the Base Rate is being used as an alternate rate of interest pursuant to the LIBOR Successor Rate provision hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. The “Prime Rate” is a rate set by Lender based upon various factors including Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such Prime Rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

        “Base Rate Advance” means an advance of the Loan by Lender to Borrower or any portion of the Loan held by Lender which bears interest at an applicable Base Rate at the time in question.

        “Base Rate Principal” means, at any time, the Principal Debt minus the portion, if any, of such Principal Debt which is LIBOR Rate Principal and LIBOR Daily Floating Principal.

“Borrowing/Rollover/Conversion Notice” means a properly completed and executed notice by Borrower to Lender in the form of Exhibit A or submitted in another format approved by Lender (including, but not limited to, on an electronic platform or electronic transmission system, or by submission through an electronic portal approved by Lender) which sets forth Borrower’s interest rate election in accordance with the Interest Rate Elections provision hereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the

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Federal Funds Rate for such day will be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day will be the average rate (rounded upwards, if necessary, to a whole multiple of 1/100 of 1%) charged to Lender on such day on such transactions as determined by Lender.

“Indebtedness” means any and all of the indebtedness to Lender evidenced, governed or secured by or arising under this Revolving Credit Note or any other Loan Document.

“Index Rate” means, for any Interest Period, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Lender from time to time) at approximately 11:00 a.m. London time two (2) LIBOR Business Days prior to the commencement of such Interest Period, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if the Index Rate shall be less than zero, such rate shall be deemed zero for purposes of this Revolving Credit Note.

“Interest Period” means with respect to any LIBOR Rate Principal, the period commencing on the date such LIBOR Rate Principal is disbursed or on the date on which the Principal Debt or any portion thereof is converted into or continued as such LIBOR Rate Principal, and ending on the date one (1), two (2), or three (3) months thereafter (in each case, subject to availability), as elected by Borrower in the applicable Borrowing/Rollover/Conversion Notice; provided that:

        (a) Each Interest Period must commence on a LIBOR Business Day;

        (b) In the case of the continuation of LIBOR Rate Principal, the Interest Period applicable after the continuation of such LIBOR Rate Principal shall commence on the last day of the preceding Interest Period;

        (c) The last day for each Interest Period and the actual number of days during the Interest Period shall be determined by Lender using the practices of the London interbank eurodollar market; and

        (d) No Interest Period shall extend beyond the Maturity Date, and any Interest Period which begins before the Maturity Date and would otherwise end after the Maturity Date shall instead end on the Maturity Date.

“LIBOR Business Day” means a Business Day which is also a London Banking Day.

“LIBOR Daily Floating Rate” means, for any day, a fluctuating rate of interest per annum equal to LIBOR for a period of one (1) month as published on the applicable Bloomberg screen

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page (or such other commercially available source providing such quotations as may be designated by Lender from time to time), at approximately 11:00 a.m., London time, two (2) London Banking Days prior to such day, for U.S. Dollar deposits with a term of one (1) month commencing that day; provided that if the LIBOR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes of this Revolving Credit Note.

“LIBOR Daily Floating Rate Principal” means any portion of the Principal Debt which bears interest at the LIBOR Daily Floating Rate.

“LIBOR Rate Advance” means an advance of the Loan by Lender to Borrower or any portion of the Loan held by Lender which bears interest at an applicable LIBOR Rate at the time in question.

“LIBOR Rate Election” means an election by Borrower of an applicable LIBOR Rate in accordance with this Revolving Credit Note.

“LIBOR Rate Principal” means any portion of the Principal Debt which bears interest at an applicable LIBOR Rate at the time in question.

“LIBOR Reserve Percentage” means, for any day that percentage (expressed as a decimal, carried out to five decimal places) which is in effect on such day, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including marginal, emergency, supplemental, special and other reserves) applicable to member banks of the Federal Reserve System, in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on loans bearing interest at the LIBOR Rate is determined), whether or not Lender has any Eurocurrency liabilities or such requirement otherwise in fact applies to Lender. The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the LIBOR Reserve Percentage.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page Lender designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by Lender from time to time).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definitions of Base Rate and Interest Period, to the timing and frequency of determining rates and making payments of interest, and to any other technical, administrative or operational matters as may be appropriate, in the discretion of Lender, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Lender determines is reasonably necessary in connection with the administration of this Revolving Credit Note).

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“London Banking Day” means any day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Principal Debt” means the aggregate unpaid principal balance of this Revolving Credit Note at the time in question.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in promissory notes similar to this Revolving Credit Note.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by Lender) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by Lender from time to time in its reasonable discretion.

Prepayment.

(a) Borrower may prepay the principal balance of this Revolving Credit Note, in full at any time or in part from time to time, provided that: (i) Lender shall have actually received from Borrower prior notice of Borrower’s intent to prepay in a form acceptable to Lender (the “Prepayment Notice”), the amount of principal which will be prepaid (the “Prepaid Principal”), and the date on which the prepayment will be made; (ii) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid; and (iii) no portion of LIBOR Rate Principal may be prepaid except on the last day of the Interest Period applicable thereto, unless (X) the prior written consent of Lender is obtained which consent, if given, shall provide, without limitation, the manner and order in which the prepayment is to be applied to the Indebtedness, and (Y) Borrower pays to Lender any Consequential Loss as a result thereof, in accordance with (b) below.

(b) Within fifteen (15) days after request by Lender (or at the time of any prepayment), Borrower shall pay to Lender such amount or amounts as will compensate Lender for any loss, cost, expense, penalty, claim or liability, including any loss incurred in obtaining, prepaying, liquidating or employing deposits or other funds from third parties and any loss of

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revenue, profit or yield, as determined by Lender in its judgment reasonably exercised (together, “Consequential Loss”) incurred by Lender with respect to any LIBOR Rate, including any LIBOR Rate Election or LIBOR Rate Principal as a result of: (i) the failure of Borrower to make any payment on the date or in the amount specified in any Prepayment Notice from Borrower to Lender; (ii) the failure of Borrower to borrow, continue or convert into LIBOR Rate Principal on the date or in the amount specified in any Borrowing/Rollover/Conversion Notice or other notice given by Borrower to Lender; (iii) the early termination of any Interest Period for any reason; or (iv) the payment or prepayment of any amount on a date other than the date such amount is required or permitted to be paid or prepaid. Borrower agrees to pay all Consequential Loss upon any prepayment of LIBOR Rate Principal, whether voluntary or involuntary, whether effected by a credit bid at foreclosure, or whether by reason of acceleration upon an Event of Default or upon any transfer or conveyance of any right, title or interest in the Property giving Lender the right to accelerate the maturity of this Revolving Credit Note as provided in the Agreement. Notwithstanding the foregoing, the amount of the Consequential Loss shall never be less than zero or greater than is permitted by applicable Law. Lender shall provide a notice to Borrower setting forth Lender’s determination of any Consequential Loss, which notice shall be conclusive and binding in the absence of manifest error. Lender reserves the right to provide interim calculations of such Consequential Loss in any notice of default or notice of sale for informational purposes, but the exact amount of such Consequential Loss shall be calculated only upon the actual prepayment of LIBOR Rate Principal as described herein. The Consequential Loss shall be included in the total indebtedness secured pursuant to the Loan Documents for all purposes, including in connection with a secured party sale. Lender may include the amount of the Consequential Loss in any credit bid Lender may make at a secured party sale. Lender shall have no obligation to purchase, sell and/or match funds in connection with the funding or maintaining of the Loan or any portion thereof. The obligations of Borrower under this Prepayment provision shall survive any termination of the Loan Documents and payment of this Revolving Credit Note and shall not be waived by any delay by Lender in seeking such compensation.

        If the Borrower fails to select an interest rate for all or any portion of the unpaid principal balance of this Revolving Credit Note or if the applicable LIBOR Rate becomes unavailable, then the interest rate will be the Base Rate plus the Applicable Margin.

        “Business Day” means any day other than a Saturday, Sunday or day which shall be in The Commonwealth of Massachusetts a legal holiday or day on which banking institutions are required or authorized to close. If any payment under this Revolving Credit Note becomes due on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

If the entire amount of any required principal and/or interest is not paid in full within fifteen (15) days after the same is due, the Borrower shall pay to the Bank a late fee equal to four percent (4%) of the required payment. Such late charge payments are made for the purpose of compensating the Bank for its administrative, costs and expenses in handling late payments and losses in connection therewith. This provision is not intended to provide a grace period for any

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payment otherwise due and payable and shall not constitute a waiver by the Bank to insist upon the strict performance of any of the Borrower’s covenants or agreements with, or obligations to, the Bank or to declare any event of default for any payment not made when it was due and payable.

Until the earlier of the Maturity Date or the occurrence of an Event of Default, the Borrower may borrow, repay and reborrow hereunder from time to time, provided that the aggregate principal amount at any time outstanding shall not exceed the face amount of this Revolving Credit Note.

Upon the occurrence of an Event of Default (whether or not the Bank has accelerated payment of this Revolving Credit Note), or after the Maturity Date or after judgment has been rendered on this Revolving Credit Note or any other Obligations under the Agreement, the Borrower’s right to select pricing options shall cease and the unpaid principal of this Revolving Credit Note, including interest, fees or costs which are not paid when due, will, at the option of the Bank, bear interest at a rate which is four percent (4%) per annum greater than the rate of interest which would otherwise be applicable hereunder (the “Default Rate”). This may result in compounding of interest. This will not constitute a waiver of any Event of Default.

At its option, and at any time, whether immediately or otherwise, upon the occurrence of an Event of Default, the Bank may declare this Revolving Credit Note immediately due and payable without further action of any kind including notice, further demand or presentment.

The Borrower hereby authorizes the Bank, without liability on the Bank’s part, to debit from time to time from the Automatic Payments Deposit Account the Automatic Payments. If the funds in the Automatic Payments Deposit Account are insufficient to cover any payment, the Bank shall not be obligated to advance funds to cover the payment. At any time for any reason, the Bank may voluntarily terminate Automatic Payments. The Bank shall provide the Borrower timely notice of any debit made from the Automatic Payments Deposit Account or termination of Automatic Payments.

        Upon and after the occurrence of an Event of Default, (A) the Borrower hereby authorizes the Bank, at any time and from time to time, without notice, which is hereby expressly waived by the Borrower, and whether or not the Bank shall have declared any credit subject hereto to be due and payable in accordance with the terms of the Agreement, to set off against, and to appropriate and apply to the payment of, the Borrower's Obligations (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by the Bank to the Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (B) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such Obligations and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Bank, in its sole discretion, may elect. The Borrower hereby grants to the Bank a security interest in all deposits and accounts maintained with the Bank to secure the payment of all Obligations of the Borrower to the Bank under this Revolving Credit Note, the Agreement

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and all agreements, instruments and documents related to this Revolving Credit Note. TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS ARE HEREBY VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVED.

The Borrower shall pay on demand all expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Bank’s exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any Default Rate) and be an obligation secured by any collateral.

The Borrower and each endorser or other person now or hereafter liable for the payment of any of the indebtedness evidenced by this Revolving Credit Note, severally, agrees, by making or endorsing this Revolving Credit Note or by making any agreement to pay any of the indebtedness evidenced by this Revolving Credit Note, to waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and non-payment of this Revolving Credit Note, and consents without notice or further assent: (a) to the substitution, exchange, or release of any collateral securing this Revolving Credit Note or any part thereof at any time; (b) to the acceptance by the holder or holders at any time of any additional collateral or security of this Revolving Credit Note, (c) to the modification or amendment at any time, and from time to time, of this Revolving Credit Note, the Agreement and any instrument securing this Revolving Credit Note, at the request of any person liable hereon; (d) to the granting by the holder hereof of any extension of the time for payment of this Revolving Credit Note or for the performance of the agreements, covenants and conditions contained in this Revolving Credit Note, the Agreement or any instrument securing this Revolving Credit Note, at the request of any other person liable hereon; and (e) to any and all forbearances and indulgences whatsoever; and such consent shall not alter or diminish the liability of any person.

This Revolving Credit Note shall be governed by, and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with, the laws of The Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law). The Borrower agrees that any suit for the enforcement of this Revolving Credit Note or any of the other Loan Documents may be brought in the courts of The Commonwealth of Massachusetts or any Federal Court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Borrower by mail at the address specified herein. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

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        THE BORROWER (AND THE BANK BY ACCEPTANCE OF THIS REVOLVING CREDIT NOTE) HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS REVOLVING CREDIT NOTE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT IT HAVE BEEN INDUCED TO ENTER INTO THIS REVOLVING CREDIT NOTE AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED HEREIN AND (C) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

        This Revolving Credit Note may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.

        No portion of the proceeds of the Loan shall be used, in whole or in part, for the purpose of purchasing or carrying any “margin stock” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

        The Bank may at any time pledge or assign all or any portion of its rights under this Revolving Credit Note or the Agreement (including any portion of the Revolving Credit Note) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release the Bank from its obligations under the Revolving Credit Note, the Agreement or any loan documents related thereto.

        Upon receipt of (i) an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of this Revolving Credit Note or any other loan document which is not of public record, and (ii) an indemnity by the Bank in favor of the Borrower with respect to losses, claims or damages resulting therefrom, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Revolving Credit Note or other loan document, the Borrower will issue, in lieu thereof, a replacement Revolving Credit Note or other loan document in the same principal amount thereof and otherwise of like tenor.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed by its duly authorized representative as an instrument under seal as of the day and year first above written.

IPG PHOTONICS CORPORATION

/s/ Angelo P. Lopresti    By: /s/ Timothy P.V. Mammen
Witness     Name: Timothy P.V. Mammen
Title: Chief Financial Officer and
Senior Vice President

[Signature Page to $75,000,000.00 Revolving Credit Note]
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